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                                   EXHIBIT 2.5

                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 4th day of March, 2002, by and among DESIENCE CORPORATION, a corporation organized and existing under the laws of the State of California (the "SELLER") and RUSS BASSETT CORP., a corporation organized and existing under the laws of the State of California (the "PURCHASER").

         WHEREAS, the Seller designs and distributes state-of-the-art, modular, electronic workstation enclosure systems (the "BUSINESS"); and

         WHEREAS, subject to the terms and conditions contained herein, the Seller desires to sell, transfer, convey and assign to the Purchaser, and the Purchaser desires to purchase, acquire and assume certain assets and some of the liabilities of the Seller, in accordance with this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual promises, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1. ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITIES.

1.01 ACQUIRED ASSETS. Subject to the terms and conditions set forth herein, the Seller agrees to sell, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase or accept from the Seller, all of the assets and properties of the Seller used or useful in the conduct of the Business as currently conducted (other than the Excluded Assets, as defined in Section 1.05 hereof), wherever located, including without limitation the following (collectively, the "ACQUIRED ASSETS"):

         (a) TANGIBLE ASSETS. All of the items of tangible property owned by the Seller at the Closing (as such term is hereinafter defined), whether real, personal or mixed, including without limitation the specific tangible assets set forth on SCHEDULE 1.01(a) attached hereto;

         (b) MATERIALS AND SUPPLIES. All materials and supplies of any kind owned by the Seller at the Closing, whether or not such materials and supplies are specifically set forth on SCHEDULE 1.01(a) attached hereto;

         (c) CONTRACT RIGHTS. All GSA contract rights, to the extent transferable by the Seller, documents, instruments, and other general intangibles inuring to or for the benefit of the Seller as of the Closing Date, other than those set forth as Excluded Assets, as defined in Section 1.04 hereof;

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         (d)      PROMOTIONAL RIGHTS. All (i) trademarks, service marks, logos, copyrights, "d/b/a's" and trade names, whether or not the same have been registered federally or with any state or municipal office, and all applications for or registrations of any of the foregoing, marketing or promotional designs, brochures, advertisements, concepts, literature, website content, the domain name "desience.com", the toll-free "800" number (800-457-1092), rights against other persons in respect of any of the foregoing and any other promotional items including, without limitation, all of the Seller's rights and interests in and to the name DESIENCE CORPORATION, and any derivations thereof; and (ii) formulas, recipes, know-how, trade secrets, processes, designs, licenses, pricing policies, customer lists or profiles, information as to the identities or requirements of existing customers or potential customers or vendors, market information, market analyses, marketing plans and all other proprietary rights (collectively, the "PROPRIETARY RIGHTS") used or useful or developed or acquired for use in the Business and owned, licensed or otherwise in the possession of the Seller as of the Closing Date; and

         (e) BOOKS AND RECORDS. All papers and records (whether in written or other form) of any kind presently in or hereafter coming into the care, custody or control of the Seller (including, without limitation, any such papers or records held by others on behalf of the Seller) relating to any of the Acquired Assets, to the Business, or to the past, present or future operation thereof including, but not limited to, purchase and sales records, computer programs, software packages, computer printouts, business and financial reports and records, manuals and forms, personnel and labor relations records, environmental control records, accounting and management manuals, business stationary, blank forms, and any papers and records relating to any of the Seller's Proprietary Rights.

1.02     PURCHASE PRICE; CLOSING.

         (a) PURCHASE PRICE. In consideration of the sale, conveyance and transfer of the Acquired Assets and the representations, warranties and covenants set forth herein and in the other documents and instruments delivered or to be delivered at or prior to the Closing pursuant hereto (collectively, the "CLOSING DOCUMENTS"), the Purchaser agrees as follows:

                  (i) to pay to the Seller in immediately available funds the sum of Fifty Thousand Dollars ($50,000) (the "INITIAL PAYMENT") upon the time of execution of this Agreement (the "CLOSING");

                  (ii)     to deliver to the Seller not later than the fifth
                           (5th) day of each month, commencing with the month of April 2002, a monthly payment equal to Twenty Five Thousand Dollars ($25,000) (the "MONTHLY PAYMENT"),


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                           for each consecutive month until eight (8) Monthly
                           Payments have been delivered to the Seller. The eight
                           (8) Monthly Payments of Twenty Five Thousand Dollars ($25,000) each equal an aggregate amount of Two Hundred Thousand Dollars ($200,000), and together with the Initial Payment, constitute the purchase price for the Acquired Assets of Two Hundred Fifty Thousand Dollars ($250,000) (the "PURCHASE PRICE");

                  (iii) upon the closing of and the full collection by the Purchaser on the pending sales transaction with the U.S. Central Intelligence Agency (the "CIA SALE"), if the CIA Sale closes before the end of calendar year 2002 for not less than Seven Hundred Thousand Dollars ($700,000), the Purchaser shall pay to the Seller in immediately available funds the sum of One Hundred Thousand Dollars ($100,000), and if the CIA Sale closes before the end of calendar year 2002 for less than Seven Hundred Thousand Dollars ($700,000) but not less than Three Hundred Fifty Thousand Dollars ($350,000), the Purchaser shall pay to the Seller in immediately available funds the sum of Fifty Thousand Dollars ($50,000), although the parties acknowledge that there is no guarantee that the CIA Sale will ultimately close. If the CIA Sale closes for less than Three Hundred Fifty Thousand Dollars ($350,000), the Purchaser shall owe nothing to the Seller related to the CIA Sale; and

                  (iv) the Initial Payment, all Monthly Payments, and any payment made related to the CIA Sale to the Seller shall be payable by check to DESIENCE CORPORATION, unless the Seller provides notice to the Purchaser to the contrary.

         (b) CLOSING. The execution of this Agreement and consummation of the transactions contemplated in this Agreement and in the other Closing Documents shall take place at such location, on the date of the Closing (the "CLOSING DATE"), at such time as the parties shall mutually agree.

1.03     LIABILITIES.

         (a) LIMITATION ON LIABILITIES OF PURCHASER. It is expressly understood and agreed that, except the liability for and obligation to fulfill the order placed by IBM with the Seller for placement at the U.S. Department of State under IBM Purchase Order number 5000988954 and listed as the Seller's order number 13897 ( the "STATE DEPARTMENT ORDER"), the Seller shall defend and indemnify the Purchaser against, and that the Purchaser is not assuming, and shall not in any way become or be deemed to be liable for, any claim, liability, charge or obligation of the Seller, or of any officer, director, shareholder, employee, agent or affiliate thereof, whether such liability is known or unknown to the Purchaser or the Seller, fixed or contingent, accrued or unaccrued, including, without limitation, any of the following:

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                  (i)      any claim, liability or obligation for sales and use
                           taxes, or for federal, state or local taxes
                           (including, without limitation, interest and penalties), including but not limited to taxes on or measured by the net income of the Seller or the sale of assets thereby including, without limitation, any such claim, liability, charge or obligation arising out of or connected to the sale of the Acquired Assets pursuant hereto;

                  (ii) any claim, liability, charge or obligation with respect to the employment of any employee or group of employees, or the terms thereof, whether union or nonunion, whether such claim, liability, charge or obligation calls for performance or observance before, at or after the Closing and whether the claim, liability, charge or obligation arises from a collective bargaining agreement or other form of contract (whether oral or written and whether express or implied in fact or in law), or any past practice or custom or otherwise, it being understood and agreed that the Purchaser does not and will not have any obligation to offer employment to any existing employee of the Seller and, to the extent it may choose to do so, the Purchaser will itself be specifying the terms on which it offers employment to any individual to whom it, in its sole discretion, chooses to offer employment and will not be bound by any term of employment in effect at, or at any time prior to, the Closing;

                  (iii) any claims, liabilities, charges, or obligations incurred by the Seller in violation of, or as a result of a violation of, this Agreement; and

                  (iv) any fee or expense incurred by the Seller incident to the preparation, negotiation, consummation or performance of this Agreement and/or any Closing Document, including any obligation for successor liability imposed by statute or by Contract; and

                  (v) any claim, liability, charge or obligation with respect to product liability of any products shipped by the Seller prior to the Closing Date, other than any such claims, liability, charges or obligations resulting from any act or omission by or of the Purchaser for any products manufactured by the Purchaser for the Seller and sold by the Seller prior to the Closing.

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         (b)      LIMITATION ON LIABILITIES OF SELLER. It is expressly
                  understood and agreed that from the Closing Date and thereafter, the Purchaser shall defend and indemnify the Seller against, and that the Seller is not, and shall not in any way become or be deemed to be liable for, any claim, liability, charge or obligation of the Purchaser (or any affiliated company thereof), or of any officer, director, shareholder, employee, agent or affiliate thereof, whether such liability is known or unknown to the Purchaser or the Seller, fixed or contingent, accrued or unaccrued, including, without limitation, any of the following:

                  (i) any claim, liability or obligation for sales and use taxes, or for federal, state or local taxes (including, without limitation, interest and penalties), including but not limited to taxes on or measured by the net income of the Purchaser or the acquisition of assets thereby including, without limitation, any such claim, liability, charge or obligation arising out of or connected to the acquisition of the Acquired Assets pursuant hereto;

                  (ii) any claim, liability, charge or obligation with respect to the employment of any employee or group of employees, or the terms thereof, whether union or nonunion, whether such claim, liability, charge or obligation calls for performance or observance before, at or after the Closing and whether the claim, liability, charge or obligation arises from a collective bargaining agreement or other form of contract (whether oral or written and whether express or implied in fact or in law), or any past practice or custom or otherwise, it being understood and agreed that the Purchaser does not and will not have any obligation to offer employment to any existing employee of the Seller and, to the extent it may choose to do so, the Purchaser will itself be specifying the terms on which it offers employment to any individual to whom it, in its sole discretion, chooses to offer employment and will not be bound by any term of employment in effect at, or at any time prior to, the Closing;

                  (iii) any claims, liabilities, charges, or obligations incurred by the Purchaser in violation of, or as a result of a violation of, this Agreement; and

                  (iv) any claim, liability, charge or obligation with respect to product liability of any products shipped by the Purchaser after the Closing Date.

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1.04     EXCLUDED ASSETS. The parties expressly acknowledge and agree that the
         Acquired Assets to be transferred under this Agreement shall not include certain assets belonging to or currently used by the Seller, which assets are set forth on SCHEDULE 1.04 hereof (the "EXCLUDED ASSETS").

1.05 INSTRUMENTS OF CONVEYANCE; TRANSFER OF POSSESSION. At the Closing, the Seller will deliver to the Purchaser a duly completed and executed bill of sale in the form of EXHIBIT A and a duly completed assignment agreement in the form of EXHIBIT B attached hereto and the Seller shall execute, acknowledge and deliver at or after the Closing such further instruments of conveyance as the Purchaser deems reasonably necessary or advisable to carry out and perfect the transfer of the Acquired Assets contemplated hereby. Simultaneously with the Closing, the Seller shall put the Purchaser into full possession and enjoyment of the Acquired Assets.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby makes for the benefit of the Purchaser the following representations and warranties, which representations and warranties are true and correct as of the date hereof and as of the Closing Date, and are relied upon as material to the Purchaser in inducing the Purchaser to enter into the transactions contemplated hereby:

2.01 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary power and authority to own its properties and assets and to carry on the Business as now owned and conducted by it.

2.02 AUTHORITY. The Seller has full power and authority to enter into, perform and comply with this Agreement and the Closing Documents in accordance with their respective terms. All corporate action required to be taken by the Seller, or by its officers, directors and shareholders, to authorize the execution, delivery and performance of and compliance with this Agreement and the Closing Documents has been properly taken. Each person signing this Agreement (and any Closing Document to which the Seller is a party) is an executive officer of the Seller shall be the duly elected and qualified executive officer of the Seller, with full power and authority to enter into, execute and cause the performance of said agreements by the Seller in accordance with their respective terms. Once executed and delivered by the Seller, this Agreement and the other Closing Documents to which it is a party shall constitute the valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms.

2.03 NO CONFLICT. The execution and delivery of this Agreement and the Closing Documents, and the performance of and compliance with this Agreement and such Closing Documents, will not give rise to, accelerate the maturity of or otherwise modify any obligation of the Seller, or result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under or result in the creation of any lien, charge, security interest, liability or other encumbrance of any kind or nature (all of the foregoing being hereinafter referred to collectively as a "Lien") on any of the


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         Acquired Assets pursuant to the terms, conditions, or provisions of (a)
         any statute, law, ordinance, rule or regulation applicable to the Seller, or (b) any provision of the charter documents or bylaws of the Seller, or of any permit, concession, grant, franchise, license, judgement, order, decree, Contract or other instrument to which the Seller is a party or by which any of its assets or properties is bound. For purposes of this Agreement, the term "CONTRACT" shall mean any contract, agreement, arrangement, undertaking, or understanding, whether oral or written, to which the Seller is a party or by which is otherwise bound.

2.04 REQUIRED CONSENTS. There is no consent, permit or approval of, filing with or notice to any governmental agency, or to any other person, whether under law or by Contract or otherwise, which is required to be obtained, made or given by the Seller in connection with the execution, delivery or performance of this Agreement or any Closing Document, or the consummation of the transactions contemplated hereby or thereby.

2.05 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser true and correct financial information covering the past five (5) years of the Seller's Business, and has made the Purchaser aware of any changes that have occurred since such financial information was delivered (collectively, the "FINANCIAL STATEMENTS").

2.06     NATURE OF ACQUIRED ASSETS.

         (a) TITLE TO ACQUIRED ASSETS. The Seller has good and marketable title in and to the Acquired Assets being conveyed and transferred by it hereunder, free and clear of any Lien or other encumbrance or defect in such title.

         (b) CONDITION OF ACQUIRED ASSETS. All of the Acquired Assets being sold by the Seller hereunder are in good condition and repair, normal wear and tear excepted, and the Seller has not received notice, nor is it aware, of any material defect or other problem with any of the Acquired Assets being transferred to the Purchaser hereunder.

         (c) LOCATION. The Acquired Assets being transferred to the Purchaser hereunder are located at the Seller's principal place of business at 3303 Harbor Blvd., F-3, Costa Mesa, California 92626, and in the Seller's leased storage facility at 4419 Roland Avenue, Unit B, El Monte, California 91731. The Purchaser acknowledges that both such locations also contain property owned by one or more third parties, and thus not subject to this Agreement. Therefore, the Purchaser acknowledges and agrees to cooperate with the Seller in identifying the Acquired Assets at the Seller's two locations when the transfer occurs.

         (d) COMPLETENESS. SCHEDULE 1.01(a) attached hereto sets forth a complete and accurate list of all of the material tangible assets and properties owned by the Seller and used or useful in the conduct of its Business. The Acquired Assets set forth


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                  on SCHEDULE 1.01(a) attached hereto, together with the other materials and supplies being conveyed by the Seller pursuant to this Agreement, constitute all of the tangible property and assets owned, used or useful by the Seller in the conduct of its respective Business, other than the Excluded Assets. The Acquired Assets constitute all of the properties and assets necessary for the conduct by the Purchaser of the Business as currently being conducted by the Seller. The Seller holds all licenses and other rights in the property of others necessary for its conduct of the Business as currently being conducted. The Seller is not aware of any capital expenditure (exclusive of maintenance or other repairs in the ordinary course), which is necessary for the continued conduct of its Business as presently being conducted.

2.07     COMPLIANCE WITH LAWS AND CONTRACTS.

         (a) NO VIOLATIONS. The Seller is not, nor has it been during the last five (5) years, in violation of any applicable federal, state or local statute, law, order, judgement, decree, requirement or regulation (including, without limitation, those relating to the environment, employee health and safety, consumer protection, civil or human rights, labor relations, employment discrimination, zoning or buildings or their electrical, plumbing or other systems) applicable to the Business, or any of its operations, properties or assets. The Seller has not received during the last five (5) years, (i) any notice, claim or assertion, formal or informal, oral or written, of any such violation from any person or governmental agency, or (ii) any request or demand from such governmental agency that the Seller modify or terminate any of its operations, or modify or dispose of any of its properties or assets.

         (b) PERMITS AND LICENSES. The Seller possesses all permits, concessions, grants, franchises, licenses and other governmental authorizations and third-party approvals (collectively, "PERMITS") necessary for the conduct of its Business as presently being conducted. All of such Permits have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened against the Seller which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any of such Permits.

         (c) CONTRACTS. The Seller is not a party to any Contract which is not terminable unilaterally by the Seller or able to be assumed by the Purchaser under the terms and conditions of this Agreement. No event has occurred and no condition exists which constitutes, or with notice or lapse of time or both would constitute, a default by the Seller or any other party under any of the Contracts to which the Seller is bound or by which any of its properties or assets are bound. The Seller has not received any notice that any party to any of such Contracts intends to cancel or terminate any of them or to exercise or not exercise any options or other rights granted under any of them. The Seller currently possesses all rights under Contracts which are necessary for the conduct of the its Business as presently being conducted, all of which Contracts shall continue to be valid and in full force and effect on and as of the Closing Date. Notwithstanding the previous sentence, Seller acknowledges that Purchaser is not assuming any Contracts in place at closing, except for the GSA contract.

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2.08     INTELLECTUAL PROPERTY RIGHTS. The Seller has not registered any trademark, service mark, tradename, logo, symbol, copyright, patent or other type of intellectual property right (an "INTELLECTUAL PROPERTY RIGHT"), nor has it filed any application to register any such Intellectual Property Right. The Seller has not used, and does not use, in the ordinary course of its Business any Intellectual Property Right belonging to any other person. The Seller has all of the Proprietary Rights necessary to conduct its Business in the manner in which such Business is currently being conducted.

2.09 LEGAL PROCEEDINGS. The Seller has not been advised of any claims, lawsuits, actions, arbitrations, legal, administrative or other proceedings or governmental investigations to which it is a party, or which is (to the best of its knowledge) threatened against it, or which affects its financial condition, liabilities, Business, properties, assets or prospects. The Seller is not in default with respect to any judgement, order, writ, injunction, decree or award of any court, governmental agency, arbitrator or arbitration panel.

2.10 NO REQUIRED STATE FILINGS. The Seller expressly represents and warrants to the Purchaser the following, and acknowledges to the Purchaser its understanding that such Purchaser, in material reliance thereupon, will not take, or fail to take any action, or withhold any amounts from the Purchase Price, which actions or withholding would otherwise be an obligation of the Purchaser under applicable California law if the representations and warranties given in this Section 2.10 were not accurate, true and complete as follows:

         (a) the purchase and sale transactions contemplated by this Agreement or in any Closing Document does not, as to the Seller, constitute a "bulk sale" as defined in Section 6103 of the California Uniform Commercial Code - Bulk Sales, and are not subject to or governed by Division 6 of the California Commercial Code as currently in effect;

         (b) the Seller, by engaging in any transaction contemplated by this Agreement or any Closing Document, is engaging in a sale by an employer of the organization, trade or business, or substantially all of the assets thereof, as such terms are used in Section 1732 of the California Unemployment Insurance Code; and

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         (c)      the Seller, by engaging in any transaction contemplated by this Agreement or any Closing Document, is or will be liable for any amount under the California Sales and Use Tax Law, as set forth in Sections 6001, ET. SEQ. of the California Revenue and Taxation Code, by virtue of such Seller engaging in selling out its business or stock of goods, or quitting its business, as such terms are used in Section 6811 of said Sales and Use Tax Law.

2.11 MISSTATEMENTS AND OMISSIONS. Neither the representations and warranties made in this Section 2 nor anything set forth in the Schedules attached hereto or any other written materials furnished to the Purchaser hereunder or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes for the benefit of the Seller the following representations and warranties, which representations and warranties are true and correct as of the date hereof and as of the Closing Date, and are relied upon as material to the Seller in inducing the Seller to enter into the transactions contemplated hereby:

3.01 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

3.02 AUTHORITY. The Purchaser has full power and authority to enter into, perform and comply with this Agreement and the Closing Documents in accordance with their respective terms. All corporate action required to be taken by the Purchaser, or by its officers, directors and shareholders, to authorize the execution, delivery and performance of and compliance with this Agreement and the Closing Documents has been properly taken. Each person signing this Agreement (and any Closing Document to which the Purchaser is a party) is an executive officer of the Purchaser shall be the duly elected and qualified executive officer of the Purchaser, with full power and authority to enter into, execute and cause the performance of said agreements by the Purchaser in accordance with their respective terms. Once executed and delivered by the Purchaser, this Agreement and the other Closing Documents to which it is a party shall constitute the valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms.

3.03 NO CONFLICT. The execution and delivery of this Agreement and the Closing Documents, and the performance of and compliance with this Agreement and the Closing Documents, will not give rise to, accelerate the maturity of or otherwise modify any obligation of the Purchaser, or result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under or result in the creation of any Lien on any of the business or properties of the Purchaser pursuant to the terms, conditions, or provisions of any statute, law, ordinance, rule or regulation applicable to the Purchaser, or any provision of any Contract to which the Purchaser is bound.

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3.04     REQUIRED CONSENTS. There is no consent, permit or approval of, filing with or notice to any governmental agency or to any other person, whether under law or by Contract or otherwise, which is required to be obtained, made or given by the Purchaser in connection with the execution, delivery or performance of this Agreement or any Closing Document, or the consummation of the transactions contemplated hereby or thereby.

Section 4. CONDITIONS PRECEDENT TO THE PURCHASER'S PERFORMANCE. The obligations of the Purchaser to be performed under this Agreement at or after the Closing are subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Section 4. The Purchaser may waive any or all of such conditions in whole or in part without prior notice. No such waiver of a condition shall, however, constitute a waiver by the Purchaser of any of its other rights or remedies, at law or in equity, if the Seller shall breach or be in default under any of its representations, warranties or covenants made under or pursuant to this Agreement.

4.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in Section 2 above or all written statements that shall be delivered to the Purchaser pursuant hereto shall be true and correct at all times during the consummation of the transactions contemplated hereby and in the Closing Documents.

4.02 SELLER'S PERFORMANCE. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it before, at or after the Closing.

4.03 CLOSING DELIVERIES. At the Closing, the Seller shall have delivered to the Purchaser originally-executed copies of (a) this Agreement; (b) Bill of Sale in the form of EXHIBIT A attached hereto; (c) an Assignment Agreement in the form of EXHIBIT B attached hereto; and (d) excerpts from the resolutions of the Board of Directors (and, if required, the Shareholders) of the Seller authorizing the execution, delivery and performance by the Seller of this Agreement, the Closing Documents, and the transactions contemplated hereby and thereby, certified by the duly authorized and qualified corporate secretary of the Seller.

Section 5. CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE. The obligations of the Seller to be performed under this Agreement at or after the Closing are subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Section 5. The Seller may waive any or all of such conditions in whole or in part without prior notice. No such waiver of a condition shall, however, constitute a waiver by the Seller of any of its other rights or remedies, at law or in equity, if the Purchaser shall breach or be in default under any of its representations, warranties or covenants made under or pursuant to this Agreement.

5.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in Section 3 above or all written statements that shall be delivered to the Seller pursuant hereto shall be true and correct at all times during the consummation of the transactions contemplated hereby and in the Closing Documents.

5.02 PURCHASER'S PERFORMANCE. The Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it before, at or after the Closing.

5.03 CLOSING DELIVERIES. At the Closing, the Purchaser shall have delivered to the Seller originally-executed copies of (a) this Agreement; (b) the Initial Payment; (c) Bill of Sale in the form of EXHIBIT A attached hereto; and (d) an Assignment Agreement in the form of EXHIBIT B attached hereto.

Section 6. SURVIVAL. The provisions of this Section 6 and Sections 1.02, 7.01, 7.03, 7.04 and 7.08 of this Agreement shall survive the Closing of this Agreement until such time as all payments owed under this Agreement have been received by the Seller.

Section 7. MISCELLANEOUS PROVISIONS.

7.01 TRANSACTIONAL EXPENSES. Each party shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of its counsel, accountants and other agents and representatives.

7.02 ACCESS. Until the Closing and for a reasonable period thereafter throughout the transition of the Business, the Seller hereby agrees to
         (i) provide the Purchaser and its representatives full access to the books, records, facilities and senior management and financial personnel of the Seller, and (ii) permit the Purchaser and its representatives to make copies and retain other documentation with respect to the Seller, its Business, operations, financial position, prospects and the Acquired Assets.

7.03 NON-DISCLOSURE, NON-COMPETE. The Seller agrees that, after the Closing Date, it shall not, and shall cause its officers, directors, shareholders, employees, agents and representatives not to, disclose or reveal to any person, directly or indirectly, any confidential or proprietary information relating to the customers, business practices and policies, operations, financial condition, prospects or any other aspect of the Seller's Business, which confidential or proprietary information is hereby acknowledged by the Seller to constitute a portion of the Acquired Assets being purchased hereunder, and that, for a period of five (5) years, the Seller will not enter into any business activity that competes directly against the Purchaser with products similar to those of the Business related to the transaction contemplated by this Agreement.

7.04 BROKERS. Each party represents and warrants to the others that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as each party knows, no broker, finder or other person is entitled to any brokerage commission or finder's fee in connection with any of such transactions. Each party agrees to indemnify and hold harmless the other parties from and against any claim of brokerage fees, commissions or other remuneration resulting from any action taken by the indemnifying party hereunder.

7.05 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or supplemented only by a written instrument signed by the parties hereto. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

7.06 SCHEDULES AND EXHIBITS. All of the Schedules and Exhibits attached hereto are hereby incorporated into this Agreement by reference and made an integral part hereof as fully as if the same had been set out completely as a part of this Agreement. All representations, warranties, covenants and other agreements contained herein shall be applicable to such Schedules and Exhibits.

7.07 NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 7.07:

                  If to the Seller:         Desience Corporation
                                            3303 Harbor Blvd.
                                            Costa Mesa, California 92626
                                            Attn:    Mr. Alex Kanakaris
                                                     President

                  If to the Purchaser:      Russ Bassett Corp.
                                            8189 Byron Road
                                            Whittier, CA 90606-2615
                                            Attn:    Mr. Mike Dressendorfer
                                                     President

7.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

7.09 ACKNOWLEDGEMENT OF RIGHT TO INDEPENDENT COUNSEL. The parties each hereby acknowledge and agree that they each had the opportunity to have this Agreement reviewed by independent legal counsel, and to ask such questions and request such documentation from the other as they desired during the course of negotiating this Agreement. Accordingly, in construing or interpreting this Agreement neither party shall assert that such construction or interpretation should be held against the other party merely because it initiated or completed the drafting hereof.

7.10 BINDING AGREEMENT; ASSIGNABILITY. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement may be assigned by any party with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

7.11 ENTIRE AGREEMENT. This Agreement and its Schedules and Exhibits constitutes the entire and final agreement and understanding among the parties on the subject hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any party (other than as embodied in any Closing Document which is executed and delivered by the parties pursuant to this Agreement), all of which are deemed to be merged herein and superseded hereby.

7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.13 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, the remaining provisions of this Agreement, and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

7.14 SPECIFIC PERFORMANCE. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to immediate specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

7.15 FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

THE SELLER:
-----------

DESIENCE CORPORATION                ATTEST:


By:      /S/ Alex Kanakaris         By:      /S/ John McKay
         ------------------                  --------------
         Alex Kanakaris                      John McKay
         President                           Secretary


THE PURCHASER:
--------------

RUSS BASSETT CORP.                          ATTEST:


By:      /S/ Mike Dressendorfer     By:     /S/ Carl Nielsen
         ----------------------             ----------------
         Mike Dressendorfer                 Carl Nielsen
         President                          Secretary